UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 26, 2010

ATLANTIC TELE-NETWORK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12593	47-0728886
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

10 Derby Square
Salem, Massachusetts 01970

(Address of principal executive offices and zip code)

(978) 619-1300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01          Completion of Acquisition or Disposition of Assets.

On April 26, 2010, Atlantic Tele-Network, Inc. (the “Company”) completed its previously-announced acquisition of wireless assets from Cellco Partnership d/b/a Verizon Wireless (“Verizon”) pursuant to the Purchase Agreement (the “Purchase Agreement”), dated June 9, 2009, by and between the Company and Verizon.  Pursuant to the Purchase Agreement, Verizon contributed certain licenses, network assets, tower and other leases and other assets and certain related liabilities to a wholly-owned subsidiary limited liability company, whose membership interests were acquired by Allied Wireless Communications Corporation (“AWCC”), the Company’s wholly-owned subsidiary.  In connection with the acquisition, the Company and Verizon entered into roaming and transition services arrangements, and the Company obtained the rights to use the Alltel brand and related service marks for a twenty-eight year total term in connection with the continuing operation of the acquired assets.  The purchase price was $200 million, plus approximately $23 million in connection with a customary net working capital adjustment.

The Company funded the purchase price with cash-on-hand and borrowings under its existing credit facility.  The Company drew down the $150 million term loan (the “Term Loan B”) under the Amended and Restated Credit Agreement, dated as of January 20, 2010, by and among the Company, certain of the Company’s subsidiaries, as Guarantors, CoBank, ACB, as Administrative Agent, Arranger, Issuer Lender and Lender, and the other Lenders named therein (as amended to date, the “Credit Agreement”).  In addition, the Company borrowed $40 million under its previously undrawn $75 million revolving credit facility (the “Revolver Loan”).  The Credit Agreement, including the Term Loan B and the Revolver Loan, is described in Item 1.01 of the Company’s Current Report on Form 8-K filed on January 25, 2010, which description is incorporated herein by reference.

On April 26, 2010, the Company issued a press release announcing the completion of the acquisition, a copy of which is furnished as Exhibit 99.1 hereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 2.01 is hereby incorporated by reference in response to this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Any financial statements required to be filed in connection with the acquisition described in Item 2.01 will be filed as an amendment to this Form 8-K as soon as practicable, but no later than 71 calendar days after the date on which this Form 8-K was required to be filed.

(b)	Pro Forma Financial Information.

Any pro forma financial information required to be filed in connection with the acquisition described in Item 2.01 will be filed as an amendment to this Form 8-K as soon as practicable, but no later than 71 calendar days after the date on which this Form 8-K was required to be filed.

(d)	Exhibits.

2.1

Purchase Agreement by and between Atlantic Tele-Network, Inc. and Cellco Partnership d/b/a Verizon Wireless, dated as of June 9, 2009 (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on June 15, 2009 (File No. 001-12593)).

99.1	Press Release of the Company, dated April 26, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC TELE-NETWORK, INC.

	By:	/s/ Justin D. Benincasa
Justin D. Benincasa
Chief Financial Officer

Dated: April 26, 2010

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1

Purchase Agreement by and between Atlantic Tele-Network, Inc. and Cellco Partnership d/b/a Verizon Wireless, dated as of June 9, 2009 (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on June 15, 2009 (File No. 001-12593)).

99.1	Press Release of the Company, dated April 26, 2010.